Exhibit 10.8
                              SETTLEMENT AGREEMENT
                          AND GENERAL RELEASE OF CLAIMS

     THIS SETTLEMENT AGREEMENT AND GENERAL RELEASE OF CLAIMS (the "Agreement") effective June 30, 2001 is between Tri-National Development Corporation, a Wyoming corporation ("TND") and Viper Networks, Inc. (the "Company"), a Utah corporation. As used in this Agreement, the Company refers to Viper Networks, Inc. and all parents, subsidiaries, divisions, predecessors, and successors of Viper Networks, Inc.

                                    RECITALS


     WHEREAS, on September 1, 1998, the Company and TND entered into an Agreement of Purchase and Sale of Assets ("Asset Purchase Agreement") whereby TND sold certain real property, as more particularly described therein, to the Company in exchange for 3,000,000 shares of the Company's Class B Preferred Stock ("Preferred Stock") and warrants to purchase 1,000,000 shares of the Company's common stock ("Warrants"); and

     WHEREAS, no Certificate of Designations or Amendment to the Company's Articles of Incorporation was filed prior to the date of issuance of the Preferred Stock designating the rights, privileges and preferences, and no such certificate or amendment has been filed since that date, and the Preferred Shares were therefor not validly issued; and

     WHEREAS, TND desires to exchange the Preferred Stock and Warrants for shares of common stock of the Company and the Company desires to provide shares of common stock to TND in order to compensate TND for the real property purchased under the Asset Purchase Agreement

     Now, THEREFORE, the parties agree as follows:

                                    AGREEMENT


     1. Obligations of the Company. Upon receipt of the Preferred Stock certificates and Warrants issued to TND by the Company under the Asset Purchase Agreement and the execution of the attached release, the Company shall issue 400,000 shares of its $0.00 1 par value common stock ("Common Stock") to TND. The parties acknowledge that no trading market exists for the Common Stock and agree that 400,000 shares of Common Stock is adequate consideration for the remittance of the Preferred Stock and Warrants and the release.

     2.  Obligations of TND. In exchange for the Common Stock described above in
Section 1, TND agrees to the following:

     a. TND agrees to promptly provide the Company with all certificates representing Class B Preferred Shares and Warrants issued to TND in connection with the closing of the Asset Purchase Agreement for cancellation on the books and records of the Company.

     b. TND agrees to execute the release (the "Release") attached to this Agreement as "Addendum A" on or promptly following the Effective Date.

     3. Investment Representations. TND hereby represents and warrants to the Company with respect to the Common Stock as follows:

     a. This Agreement is made with the TND in reliance upon the TND's representation to the Company that the Common Stock to be received by TND will be acquired for investment for TND's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that TND has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, TND further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Common Stock. TND represents that it has the full power and authority to enter into this Agreement.

     b. TND is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

     c. TND understands that no public market now exists for any of the securities issued by the Company and that there can be no assurance that a public market will ever exist for the Common Stock.

     d. TND has received and reviewed this Agreement, its attorney and its accountant have had access to, and an opportunity to review all documents and other materials requested of the Company, and it and they have been given an opportunity to ask any and all questions of, and receive answers from, the Company concerning the terms and conditions of the Common Stock and to obtain all information it or they believe necessary or appropriate to evaluate the suitability of an investment in the Common Stock.

     e. TND understands that the Common Shares it is receiving under this Agreement are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. In addition, TND represents that it is familiar with Rule 144 promulgated under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

     f. It is understood that the certificates evidencing the Common Stock will bear the following legend:

"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A OF SUCH ACT."

     4. Arbitration. Any claim, dispute, or controversy arising out of or in any way relating to this Agreement or the alleged breach of this Agreement will be submitted by the parties to binding arbitration in San Diego County, California by JAMS or by a judge to be mutually agreed upon.

     5. Attorneys' Fees. The prevailing party will be entitled to recover from the losing party its attorneys' fees and costs (including expert witness fees) incurred in any arbitration, lawsuit or other proceeding brought to enforce any right arising out of this Agreement.



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


     6.  No  Admission  of  Liability.   The  Company  and  TND  understand  and
acknowledge that this Agreement constitutes a compromise and settlement. No action taken by the parties hereto, or either of them, either previously or in connection with this Agreement will be deemed or construed to be (a) an admission of the truth or falsity of any claims or (b) an acknowledgment or admission by a party of any fault or liability whatsoever to the other party or to any third party.

     7. Successors. The provisions of this Agreement will extend and inure to the benefit of, and be binding upon the respective legal successors and assigns of the Company and TND in addition to the Company and TND.

     8. Integration. This Agreement constitutes the entire Agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior negotiations and Agreements.

     9. No Oral Modification. This Agreement may not be altered or amended except by a written document executed by TND and the Company.

     10. Governing Law. This Agreement will in all respects be governed by the laws of the State of California as applied to agreements entered into and to be performed entirely within California between California residents.

     11. Effective Date. This Agreement is effective as of June 30, 2001 (the "Effective Date").

     12. No Representations. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

     13. Counterparts. This Agreement may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.

     14. Severability. In the event that any one or more of the provisions contained herein will for any reason be held to be unenforceable in any respect under any statute, rule or law of any state or of the United States of America, such unenforceability will not affect any other provision of this Agreement, but, with respect only to the jurisdiction holding the provision to be unenforceable, this Agreement will then be construed as if such unenforceable provision or provisions had never been contained herein.

     IN WITNESS WHEREOF, the parties have executed this Agreement at San Diego, California on the day and year first above mentioned.

Tm-NATIONAL DEVELOPMENT CORP.:                 VIPER NET WORKS, INC.:


        /s/                                    /s/
By:_____________________________________  By:__________________________________
Title: President                          Title:  President

                                   ADDENDUM A

     THIS  GENERAL  RELEASE  OF  CLAIMS   ("Release")  is  between   Tn-National
Development Corporation, a Wyoming corporation ("TND") and Viper Networks, Inc., a Utah corporation (the "Company").

     1. Exchange of Securities. In conjunction with the Settlement Agreement and General Release of Claims of even date herewith (the "Agreement"), the Company hereby agrees that if TND signs this Release it will issue 400,000 shares of its $0.00 1 par value common stock to TND in exchange for the Preferred Stock and Warrants described in the Agreement.

     2. Release.

     (a) TND, on behalf of itself and its successors, agents, officers and directors hereby fully and forever releases the Company and its successors, agents, officers and directors, from and agrees not to sue concerning any and all claims, actions, obligations, duties, causes of action, whether now known or unknown, suspected or unsuspected, that he may possess based upon or arising out of any and all claims relating to or arising from the issuance of Preferred Stock to TND pursuant to the Asset Purchase Agreement (as defined in the Agreement), including any and all claims for attorneys' fees and costs (the "Released Matters").

     (b) TND represents that it has no lawsuits, claims or actions pending in its name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. TND also represents that TND does not intend to bring any claims on its own behalf against the Company or any other person or entity referred to herein.

     (c) TND acknowledges that it has been advised by legal counsel and is familiar with Section 1542 of the Civil Code of the State of California, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN IllS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     TND  expressly  waives any right or benefit  which he has or may have under
Section 1542 of the California Civil Code or any similar provision of the statutory or non-statutory law of any other jurisdiction, including Utah and Wyoming. The parties acknowledge that in the future they may discover claims or facts in addition to or different from those that they now know or believe to exist with respect to the subject matter of this Release, and that TND intends to fully, finally, and forever settle all of the Released matters in exchange for the consideration stated in the Agreement. This release will remain in effect as a full and complete release notwithstanding the discovery or existence of any additional claims or facts.

     3. Voluntary Execution of Release. This Release is executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto, with the full intent of releasing all claims. TND acknowledges that:

     (a) an authorized person has read this Release on its behalf

     (b) it has been represented in the preparation, negotiation, and execution of this Release by legal counsel of its own choice or that it has voluntarily declined to seek such counsel;

     (c) it understands the terms and consequences of this Release and of the releases it contains;

     (d) it is fully aware of the legal and binding effect of this Release.

TND HAS CONSULTED WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE AND UNDERSTANDS THAT, BY SIGNING THIS RELEASE, IT IS GIVING UP ANY LEGAL CLAIMS IT HAS AGAINST THE COMPANY. TND FURTHER ACKNOWLEDGES THAT IT DOES SO KNOWINGLY, WILLINGLY, AND VOLUNTARILY IN EXCHANGE FOR THE CONSIDERATION DESCRIBED IN THE AGREEMENT.


TRI-NATIONAL DEVELOPMENT CORP.:     VIPER NETWORKS, INC.:

        /S/                               /S/
By:____________________________     By:_____________________________________

Title:  President/CEO               Title:  President




























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